EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 2, 2012 (May 21, 2012 as to the change in the method of presenting comprehensive income as discussed in Note 2 and the effects of the discontinued operations as discussed in Note 4), relating to the combined financial statements of A&B for the year ended December 31, 2011, appearing in Amendment No. 4 to Registration Statement No. 001-35492 on Form 10.

/s/ DELOITTE & TOUCHE LLP

Honolulu, Hawaii
June 28, 2012